Exhibit 24

POWER OF ATTORNEY

	Effective as of the date hereof, I, the undersigned Vice President of FIL Limited, on behalf of FIL Limited and each of its direct and indirect subsidiaries (collectively, "FIL"), hereby constitute and appoint Stephanie J. Brown, with full power of substitution, my true and lawful attorney-in-fact, with full power to sign for me and in my name, and for and in the name of FIL, in the appropriate capacities, to notify companies and to sign such notices, forms or filings or amendments thereto (the "Filings"), in respect of interest in shares held, directly or beneficially, by FIL, pursuant to all laws and regulations of the United States of America and the other jurisdictions within North America, Central America, South America, Bermuda, and the Caribbean, as shall from time to time be applicable to FIL, and generally to do all such things in my name and behalf, and in the name and on behalf of FIL, in connection therewith as said attorney-in-fact deems necessary or appropriate to cause such Filings to be completed and filed. I hereby ratify and confirm all that said attorney-in-fact may cause to be done by virtue hereof.

	The Power of Attorney shall remain in full force and effect only for such time as Stephanie J. Brown shall continue to be an officer of Fidelity Management &
Research Company LLC or its affiliates, provided that, notwithstanding the foregoing, this Power of Attorney may be revoked at any time by the undersigned in writing.


	This Power of Attorney has been executed as of the 19th day of December, 2022.


  					By /s/ Allan Pelvang
  					Allan Pelvang
  					Alternate Director & Vice President


POWER OF ATTORNEY

	Effective as of the date hereof, I, the undersigned Vice President of Pandanus Associates, Inc., general partner of Pandanus Partners L.P., on behalf of each of Pandanus Associates Inc. and Pandanus Partners L.P.(collectively, "Pandanus"), hereby constitute and appoint Stephanie J. Brown, with full power of substitution, my true and lawful attorney-in-fact, with full power to sign for me and in my name, and for and in the name of Pandanus, in the appropriate capacities, to notify companies and to sign such notices, forms or filings or amendments thereto (the "Filings"), in respect of interest in shares held, directly or beneficially, by Pandanus, pursuant to all laws and regulations of the United States of America and the other jurisdictions within North America, Central America, South America, Bermuda, and the Caribbean, as shall from time to time be applicable to Pandanus, and generally to do all such things in my name and behalf, and in the name and on behalf of Pandanus, in connection therewith as said attorney-in-fact deems necessary or appropriate to cause such Filings to be completed and filed. I hereby ratify and confirm all that said attorney-in-fact may cause to be done by virtue hereof.

	The Power of Attorney shall remain in full force and effect only for such time as Stephanie J. Brown shall continue to be an officer of Fidelity
Management & Research Company LLC or its affiliates, provided that, notwithstanding the foregoing, this Power of Attorney may be revoked at any time by the undersigned in writing.



	This Power of Attorney has been executed as of the 19th day of December, 2022.


  					By /s/ Deidre G. O'Byrne
  					Deidre G. O'Byrne
  					Vice President